UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

China Automotive Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
The People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-8757 0027

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On August 2, 2017, China Automotive Systems, Inc. (the “Company”) issued a press release announcing the appointment by the special committee (the “Special Committee”) of the Company’s board of directors (the “Board”) of Houlihan Lokey Capital, Inc. as its financial advisor and Kirkland & Ellis as its U.S. legal counsel in connection with its review and evaluation of the previously announced preliminary non-binding proposal letter that the Board received on May 14, 2017 from Mr. Hanlin Chen, the Chairman of the Board of the Company, relating to a possible “going private” transaction, as well as in connection with its review and evaluation of any other sale, merger, business combination or other corporate transaction, with Mr. Chen or any other party, and any other strategic alternatives.

As previously announced, Mr. Chen has submitted a preliminary non-binding proposal to the Board to acquire all of the outstanding shares of common stock of the Company not already beneficially owned by Mr. Chen for US$5.45 per share of common stock in cash. Mr. Chen and his affiliates currently beneficially own approximately 56.4% of the issued and outstanding shares of common stock of the Company on a fully diluted and as-converted basis. The proposal is expressly conditioned on approval by a special committee of the Board comprised of independent directors and is subject to a non-waivable condition requiring approval by a majority vote of the Company’s unaffiliated stockholders. The Special Committee, consisting of Mr. Arthur Wong, Mr. Robert Tung and Mr. Guangxun Xu, is empowered to, and will be responsible for, among other things, investigating, evaluating, negotiating and making a recommendation to the Board with respect to the proposal. The Special Committee is also empowered to retain its own independent advisors to assist in the evaluation of the proposal and any alternative proposals.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description

99.1	Press Release of China Automotive Systems, Inc. dated August 2, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: August 3, 2017	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman

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